UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 27, 2009

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	Commission File Number	25-1435979
(state or other jurisdiction of incorporation or organization)	001-09718	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 27, 2009, The PNC Financial Services Group, Inc. (the “Company”) issued a press release announcing that it had completed the issuance and sale of 15 million shares of its common stock, par value $5.00 per share (“Common Stock”) through its “at the market” offering launched on May 14, 2009, resulting in gross proceeds to the Company in excess of $600 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The 15 million shares of Common Stock were issued and sold pursuant to an Equity Distribution Agreement dated May 14, 2009 (the “Agreement”) with Morgan Stanley & Co., Incorporated.

Further details regarding the terms of the Agreement are set forth in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2009 and is incorporated herein by reference.

Shares of Common Stock sold pursuant to the Agreement were issued pursuant to a prospectus supplement filed with the Commission on May 14, 2009 to the accompanying prospectus filed with the Commission on January 10, 2007, as part of the Company’s Registration Statement on Form S-3ASR (File No. 333-139912).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Number	Description	Method of Filing
99.1	Press Release, dated May 27, 2009	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.

Date: May 27, 2009	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press Release, dated May 27, 2009	Filed herewith.